SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 02/29/2004
FILE NUMBER 811-2729
SERIES NO.: 2

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $ 17,764
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                  $  3,337
              Personal Class                 $    520
              Cash Management Class          $  6,752
              Reserve Class                  $     33
              Resource Class                 $  2,351

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0045
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Class                  $000.0030
              Personal Class                 $000.0018
              Cash Management Class          $000.0041
              Reserve Class                  $000.0003
              Resource Class                 $000.0037

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class            3,568,948
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                  1,140,497
              Personal Class                   284,256
              Cash Management Class          1,571,768
              Reserve Class                    193,664
              Resource Class                   627,481

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                  $  1.00
              Personal Class                 $  1.00
              Cash Management Class          $  1.00
              Reserve Class                  $  1.00
              Resource Class                 $  1.00